                                                                    EXHIBIT 99.2

(O'CHARLEY'S INC. LOGO)                                  (FORBES 2002 LOGO)


NEWS RELEASE



CONTACT:  A. Chad Fitzhugh
          Chief Financial Officer
          (615) 782-8818


                 O'CHARLEY'S INC. REPORTS THIRD QUARTER RESULTS

NASHVILLE, Tenn. (October 31, 2003) -- O'Charley's Inc. (NASDAQ/NM: CHUX), a leading casual dining restaurant company, today reported revenues and earnings per share for the 12-week and 40-week periods ended October 5, 2003.

O'Charley's Inc. Financial and Operational Highlights
         For the 12-week period ended October 5, 2003, earnings per diluted share were $0.15 compared with $0.30 per share in the 12-week period ended October 6, 2002. Revenues in the third quarter increased 55.8% to $181.7 million from $116.6 million in the prior-year period. Net earnings for the third quarter were $3.4 million compared with $5.9 million in the third quarter of 2002. The Company's third quarter and year-to-date results for fiscal 2003 reflect a year-to-date reduction in its effective annual income tax rate that accounted for $0.02 in earnings per diluted share in the third quarter and year-to-date periods. The third quarter and year-to-date results also reflect the impact from a recent Hepatitis A incident at a Knoxville, Tennessee, O'Charley's restaurant that the Company estimates adversely affected sales and customer counts at the O'Charley's concept during the last three weeks of the third quarter by approximately 2% and the Company's third quarter consolidated earnings by approximately $0.02 per diluted share.

         Earnings per diluted share for the 40 weeks ended October 5, 2003, were $0.83 compared with earnings before the cumulative effect of change in accounting principle of $1.01 per diluted share for the 40 weeks ended October 6, 2002. Revenues rose 51.0% to $576.0 million from $381.4 million in the prior-year period. Net earnings were $18.4 million compared with earnings before the cumulative effect of a change in accounting principle of $19.9 million in the prior-year period. The Company incurred an after-tax charge of $6.1 million, or $0.31 per diluted share, which was recorded as a cumulative effect of a change in accounting principle as of the beginning of fiscal 2002 for the goodwill related to the purchase in May 2000 of the Stoney River concept. For the 40 weeks ended October 6, 2002, the Company reported net earnings of $13.8 million, or $0.70 per diluted share.

O'Charley's Restaurants
         Restaurant sales for O'Charley's increased 9.4% to $122.4 million for the third quarter, reflecting the addition of a net 27 new stores over the past 12 months. Same restaurant sales for the third quarter were down 3.3% when compared with the prior-year period and down 2.6% for the first 40 weeks of fiscal 2003 when compared with the prior year. Seven new O'Charley's restaurants opened and one closed during the third quarter and one opened in the fourth quarter, completing the Company's expansion plans for 2003 and bringing the total number of O'Charley's restaurants to 206. The Company


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            3038 Sidco Drive - Nashville, TN 37204 - (615) 256-8500
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CHUX Reports Third Quarter Results
Page 2
October 31, 2003


expects to open approximately 15 new O'Charley's restaurants in 2004 with all restaurants expected to open in existing markets.

         Gregory L. Burns, chairman and chief executive officer of O'Charley's Inc. stated, "While we are encouraged by the improved same-store sales and customer count trends at O'Charley's, we believe it is prudent to pursue a more moderate pace of development in 2004 to ensure that we are getting the best performance possible out of our existing O'Charley's locations.

         "We had specific objectives for the sales building initiatives we implemented in the third quarter for our O'Charley's concept. I am pleased to note that we either met or exceeded each of these objectives. Our top priority was to reverse the declining customer counts we had experienced earlier in the year. Since the roll-out of the phase one initiatives, we have significantly improved customer counts at O'Charley's, up 2-3% during the past five weeks of the quarter, compared to down approximately 4% prior to the roll-out. While the success of our 'pick-two' and 'pick-three' Create-Your-Own combo promotions - a response double what we had projected - resulted in a lower check average and greater pressure on our margins, we view the positive trends resulting from these promotions as far more important to the long-term growth of the O'Charley's concept.

         "With the successful completion of the first phase of our sales-building initiatives, we are off to a good start in the fourth quarter with our second phase. The response to the $14.99 prime rib promotion and the raising of the introductory price on our other combos has resulted in continued positive customer counts and an improving check average so far in the fourth quarter. As we have previously stated, we believe our sales building initiatives will take several quarters to return O'Charley's to its historical level of performance."

Ninety Nine Restaurant & Pub Restaurants
         Restaurant sales for Ninety Nine were $53.2 million for the third quarter. Same restaurant sales for the third quarter were up 3.8% compared with the prior-year period and up 1.7% for the period January 27, 2003, (the date the Company acquired Ninety Nine) to October 5, 2003, compared with the same period a year ago. The Company's year-to-date consolidated results for 2003 include the results of operations of Ninety Nine for the period subsequent to January 27, 2003. Three new Ninety Nine restaurants opened in the third quarter and one opened to date in the fourth quarter, bringing the total to 86 Ninety Nine restaurants. The Company expects to open one net additional restaurant in 2003 and 12 to 14 new Ninety Nine restaurants in 2004 with all openings concentrated in existing markets, including its recent entrance into the Albany, New York market.

         Mr. Burns stated, "The momentum of our Ninety Nine concept has been a particular highlight for us this quarter, and we are very pleased with the performance of our Ninety Nine management team and store operators. Ninety Nine exceeded our expectations in terms of operational and financial performance. New restaurant development is on schedule for 2003 with 10 new restaurants expected to open during the period from January 27, 2003, through the end of fiscal 2003, and our integration of Ninety Nine has been successful. This concept is a significant contributor to our growth."

Stoney River Legendary Steaks Restaurants
         Third quarter sales for Stoney River Legendary Steaks increased 36.4% to $4.9 million. Same restaurant sales increased 5.1% on a base of three stores for the third quarter and are down 0.7% for the year-to-date period. The Company announced that it intends to open up to two new Stoney River


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CHUX Reports Third Quarter Results
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October 31, 2003


restaurants in 2004. Mr. Burns added, "Average unit volumes continued to improve, indicating that our managers are executing this concept well. We are pleased with the improvement we continue to make at this concept and its improved contribution to earnings during the quarter."

Enhanced Capital Structure
         In mid-October, the Company completed a sale and leaseback transaction involving 23 of its O'Charley's restaurants for gross proceeds of $50 million. The terms of the agreement provide for an initial 20-year term with renewal options for up to an additional 20 years and provide for minimum average annual lease payments of $4.2 million for the initial 20-year term. The Company intends to enter into additional sale and leaseback transactions pursuant to which the Company may sell and lease back up to 20 O'Charley's restaurants, which the Company expects will generate gross proceeds of up to approximately $35 million. The Company anticipates using the proceeds from its proposed senior notes offering and the $50 million sale and leaseback transaction to repay the outstanding term loan and a portion of the currently outstanding revolving credit loan on its senior bank credit facility. At the closing, the Company intends to amend its senior bank credit facility to provide for a $125 million revolving credit facility. The Company anticipates that these transactions will be consummated on November 4, 2003.

Outlook
         The Company affirmed its guidance issued on October 21, 2003, for the fourth quarter ending December 28, 2003. The Company expects to report earnings in the range of $0.15 to $0.18 per diluted share for the fourth quarter before an estimated pre-tax charge of $1.9 million for debt extinguishment costs related to the anticipated repayment of the outstanding term loan and a portion of the currently outstanding revolving credit loans under the Company's senior bank credit facility. The Company's range of estimated earnings for the fourth fiscal quarter assumes same store sales at O'Charley's are flat to down 2% when compared with the prior-year period and same store sales at Ninety Nine are up 1% to 2% when compared with the prior-year period. The Company's guidance also includes the estimated impact of the recently completed sale and leaseback transaction, the anticipated debt repayment and the lower sales in its Knoxville-area stores as a result of adverse publicity concerning a Hepatitis A incident. The Company's guidance does not include any potential benefit from any insurance recovery related to the Hepatitis A incident.

Investor Conference Call and Web Simulcast
         O'Charley's Inc. will conduct a conference call on its third quarter earnings release on November 3, 2003, at 11:00 a.m. EDT. The number to call for this interactive teleconference is (719) 457-2639. A replay of the conference call will be available until November 10, 2003, by dialing (719) 457-0820 and entering the passcode, 171676.

         The Company will also provide an on-line Web simulcast and rebroadcast of the conference call. The live broadcast of the Company's quarterly conference call will be available on-line at the Company's Website at www.ocharleys.com, as well as www.streetevents.com, www.fulldisclosure.com and www.vcall.com on November 3, 2003, beginning at 11:00 a.m. EST. The on-line replay will follow shortly after the call and continue until November 17, 2003.

         O'Charley's Inc. operates 206 O'Charley's restaurants in 16 states in the Southeast and Midwest. The menu, with an emphasis on fresh preparation, features several specialty items such as hand-cut and aged steaks, a variety of seafood, freshly-baked yeast rolls, fresh-cut salads with special-recipe salad dressings and signature caramel pie. The Company also operates Ninety Nine Restaurant & Pub in 86


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CHUX Reports Third Quarter Results
Page 4
October 31, 2003


locations throughout Connecticut, Maine, Massachusetts, New Hampshire, New York, Rhode Island and Vermont. Ninety Nine has earned a strong reputation for providing generous portions of high-quality food at moderate prices in a comfortable, relaxed atmosphere. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. In addition, the Company operates six Stoney River Legendary Steaks restaurants in Georgia, Illinois, Kentucky and Tennessee. The dinner-only steakhouse concept appeals to both upscale casual dining and fine dining customers by offering high-quality food and attentive customer service typical of high-end steakhouses at more moderate prices.

         This press release and statements made by or on behalf of the Company relating hereto may be deemed to constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be affected by certain risks and uncertainties, including, but not limited to, the Company's ability to successfully implement sales building initiatives at the O'Charley's concept and reverse decreases in comparable store sales; the ability to complete additional sale and leaseback transactions and other financing initiatives; the adverse impact of the Hepatitis A occurrence and the related litigation on the Company's results of operations; the possible adverse effect on our sales of any decrease in consumer spending; the effect of increased competition; the effect that any increases in food, labor and other expenses, including those associated with the sales building initiatives, may have on our results of operations; the ability to obtain the consent of its lenders to initiate the share repurchase program authorized by the Board of Directors; our ability to integrate successfully the Ninety Nine Restaurant and Pub acquisition; and the other risks described in the Company's Annual Report on Form 10-K/A Amendment No.1 for the fiscal year ended December 29, 2002, under the caption "Forward-looking Statements/Risk Factors" and in the Company's other filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by us that our objectives, plans and projected results of operations will be achieved and the Company's actual results could differ materially from such forward-looking statements. The Company does not undertake any obligation to publicly release any revisions to the forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.


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
CHUX Reports Third Quarter Results
Page 5
October 31, 2003



                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
               12 WEEKS ENDED OCTOBER 5, 2003 AND OCTOBER 6, 2002

                                                                                2003                         2002
                                                                     ---------------------------   -------------------------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
      Restaurant sales                                                    $180,528        99.3%       $115,565        99.1%
      Commissary sales                                                       1,192         0.7%          1,057         0.9%
                                                                     ---------------------------   -------------------------
                                                                           181,720       100.0%        116,622       100.0%
Costs and Expenses:
      Cost of restaurant sales:
         Cost of food and beverage                                          54,646        30.3%         32,727        28.3%
         Payroll and benefits                                               61,321        34.0%         35,872        31.0%
         Restaurant operating costs                                         34,088        18.9%         21,092        18.3%
      Cost of commissary sales                                               1,131         0.6%            992         0.9%
      Advertising, general and administrative expenses                      12,324         6.8%          8,492         7.3%
      Depreciation and amortization                                          8,817         4.9%          5,976         5.1%
      Preopening costs                                                       1,579         0.9%          1,194         1.0%
                                                                     ---------------------------   -------------------------
                                                                           173,906        95.7%        106,345        91.2%
                                                                     ---------------------------   -------------------------

Income from Operations                                                       7,814         4.3%         10,277         8.8%

Other (Income) Expense:
      Interest expense, net                                                  3,264         1.8%          1,221         1.0%
      Other, net                                                                25         0.0%             11         0.0%
                                                                     ---------------------------   -------------------------
                                                                             3,289         1.8%          1,232         1.1%
                                                                     ---------------------------   -------------------------

Earnings Before Income Taxes                                                 4,525         2.5%          9,045         7.8%
Income Taxes                                                                 1,118         0.6%          3,143         2.7%
                                                                     ---------------------------   -------------------------
Net Earnings                                                                $3,407         1.9%         $5,902         5.1%
                                                                     ===========================   =========================

Basic Earnings per Share:
      Earnings per Common Share                                              $0.15                       $0.31
                                                                     ==============                ============
      Weighted Average Common Shares Outstanding                            22,162                      18,751
                                                                     ==============                ============

Diluted Earnings per Share:
      Earnings per Common Share                                              $0.15                       $0.30
                                                                     ==============                ============
      Weighted Average Common Shares Outstanding                            22,539                      19,726
                                                                     ==============                ============

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
CHUX Reports Third Quarter Results
Page 6
October 31, 2003


                                O'CHARLEY'S INC.
                 CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
               40 WEEKS ENDED OCTOBER 5, 2003 AND OCTOBER 6, 2002

                                                                                2003                         2002
                                                                     ---------------------------   -------------------------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues:
      Restaurant sales                                                    $571,821        99.3%       $377,691        99.0%
      Commissary sales                                                       4,197         0.7%          3,704         1.0%
                                                                     ---------------------------   -------------------------
                                                                           576,018       100.0%        381,395       100.0%
Costs and Expenses:
      Cost of restaurant sales:
         Cost of food and beverage                                         165,486        28.9%        108,285        28.7%
         Payroll and benefits                                              189,605        33.2%        118,050        31.3%
         Restaurant operating costs                                        104,775        18.3%         65,624        17.4%
      Cost of commissary sales                                               3,954         0.7%          3,466         0.9%
      Advertising, general and administrative expenses                      41,385         7.2%         27,858         7.3%
      Depreciation and amortization                                         27,423         4.8%         19,300         5.1%
      Preopening costs                                                       5,535         1.0%          4,143         1.1%
                                                                     ---------------------------   -------------------------
                                                                           538,163        93.4%        346,726        90.9%
                                                                     ---------------------------   -------------------------

Income from Operations                                                      37,855         6.6%         34,669         9.1%

Other (Income) Expense:
      Interest expense, net                                                 10,425         1.8%          4,205         1.1%
      Other, net                                                               (98)        0.0%           (87)         0.0%
                                                                     ---------------------------   -------------------------
                                                                            10,327         1.8%          4,118         1.1%
                                                                     ---------------------------   -------------------------

Earnings Before Income Taxes                                                27,528         4.8%         30,551         8.0%
Income Taxes                                                                 9,112         1.6%         10,616         2.8%
                                                                     ---------------------------   -------------------------
Earnings before cumulative effect of
      change in accounting principle                                        18,416         3.2%         19,935         5.2%
Cumulative effect of change in
      accounting principle, net                                                 --         0.0%         (6,123)       (1.6)%
                                                                     ---------------------------   -------------------------

Net Earnings                                                               $18,416         3.2%        $13,812         3.6%
                                                                     ===========================   =========================

Basic Earnings per Share:
      Earnings before cumulative effect of
         change in accounting principle                                      $0.86                       $1.07
      Cumulative effect of change in
         accounting principle, net                                            0.00                       (0.33)
                                                                     --------------                ------------
      Net Earnings                                                           $0.86                       $0.74
                                                                     ==============                ============
      Weighted Average Shares Outstanding                                   21,507                      18,645
                                                                     ==============                ============

Diluted Earnings per Share:
      Earnings before cumulative effect of
         change in accounting principle                                      $0.83                       $1.01
      Cumulative effect of change in
         accounting principle, net                                            0.00                      (0.31)
                                                                     --------------                ------------
      Net Earnings                                                           $0.83                       $0.70
                                                                     ==============                ============
      Weighted Average Shares Outstanding                                   22,222                      19,795
                                                                     ==============                ============


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
CHUX Reports Third Quarter Results
Page 7
October 31, 2003


                                O'CHARLEY'S INC.
                CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                    AT OCTOBER 5, 2003 AND DECEMBER 29, 2002

                                                             2003          2002
                                                           --------      --------
                                                               (IN THOUSANDS)

Cash                                                       $  3,175      $  8,311
Other current assets                                         42,309        32,593
Property and equipment, net                                 465,072       381,553
Goodwill and other intangible assets                        119,274            --
Other assets                                                 15,827         6,334
                                                           --------      --------
      Total assets                                         $645,657      $428,791
                                                           ========      ========

Current portion of long-term debt and capital leases       $ 19,094      $  8,015
Other current liabilities                                    61,151        54,306
Deferred income taxes                                        10,889         7,796
Long-term debt, net of current portion                      213,212        98,164
Capitalized lease obligations, net of current portion        33,757        25,923
Other liabilities                                             8,629         4,623
Shareholders' equity                                        298,925       229,964
                                                           --------      --------
      Total liabilities and shareholders' equity           $645,657      $428,791
                                                           ========      ========




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